Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of TJGC Group Limited (formerly known as Ctrl Group Limited), and its subsidiaries, (collectively, the “Company”) of our report dated August 14, 2025, relating to the consolidated financial statements as of March 31, 2025 and 2024 and for each of the years then ended March 31, 2025 and 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

March 12, 2026